Exhibit 4.3
Execution Copy

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer,

and

JPMORGAN CHASE BANK, N.A.,

Backup Servicer and Trust Collateral Agent

Dated as of November 9, 2005

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SECTION 12.5.	Limitations on Rights of Others	80
SECTION 12.6.	Severability	81
SECTION 12.7.	Separate Counterparts	81
SECTION 12.8.	Headings	81
SECTION 12.9.	Governing Law	81
SECTION 12.10.	Assignment to Trust Collateral Agent	81
SECTION 12.11.	Nonpetition Covenants	81
SECTION 12.12.	Limitation of Liability of Owner Trustee and Trustee	81
SECTION 12.13.	Independence of the Servicer	82
SECTION 12.14.	No Joint Venture	82
SECTION 12.15.	Benefits of Sale and Servicing Agreement	82
SECTION 12.16.	State Business Licenses	83

SCHEDULES
Schedule A	Schedule of Receivables
Schedule B	Representations and Warranties of the Seller and the Servicer
Schedule C	Servicing Policies and Procedures

EXHIBITS
Exhibit A	Form of Subsequent Transfer Agreement
Exhibit B	Form of Servicer’s Certificate
Exhibit C	Form of Preliminary Servicer’s Certificate

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     SALE AND SERVICING AGREEMENT dated as of November 9, 2005, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”) and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as Backup Servicer and Trust Collateral Agent.

     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or acquired by AmeriCredit Financial Services, Inc. through motor vehicle dealers and third party lenders;

     WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

     WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by AmeriCredit Financial Services, Inc.;

     WHEREAS the Seller has an agreement to purchase such additional receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

     WHEREAS the Servicer is willing to service all such receivables;

     WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

     SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

      “ Accelerated Payment Amount Shortfall” means, with respect to any Distribution Date, the excess, if any, of (i) the excess, if any, on such Distribution Date of the Pro Forma Note Balance for such Distribution Date over the Required Pro Forma Note Balance for such Distribution Date over (ii) the excess of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to Section 5.7(b)(i) through (b)(vii).

      “Accelerated Payment Shortfall Notice” means, with respect to any Distribution Date, a written notice specifying the Accelerated Payment Amount Shortfall for such Distribution Date.

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      “Accelerated Principal Amount” for a Distribution Date will equal the lesser of

     (x) the sum of (i) the excess, if any, of the amount of the total Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (vii) of Section 5.7(b) hereof plus (ii) amounts, if any, available in accordance with the terms of the Spread Account Agreement; and

      (y) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

      “Accountants’ Report” means the report of a firm of nationally recognized independent accountants described in Section 4.11.

      “Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

      “Addition Notice” means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller’s election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Cutoff Date and Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

      “Additional Funds Available” means, with respect to any Distribution Date, the sum of (i) the Spread Account Claim Amount, if any, received by the Trust Collateral Agent with respect to such Distribution Date plus (ii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Distribution Date.

      “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

      “Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

      “AmeriCredit” means AmeriCredit Financial Services, Inc.

      “Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

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      “Annual Percentage Rate ” or “ APR ” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

      “Auto Loan Purchase and Sale Agreement ” means any agreement between a Third-Party Lender and AmeriCredit relating to the acquisition of Receivables from a Third Party Lender by AmeriCredit.

      “Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts for the related Collection Period, (iii) the Monthly Capitalized Interest Amount with respect to such Distribution Date, (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, (v) if the Distribution Date which immediately follows such Collection Period is also the Mandatory Redemption Date, any Pre-Funded Amount to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.7(b) hereof and (vi) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof.

      “Backup Servicer” means JPMorgan Chase Bank, N.A.

      “Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of the Servicing Fee Rate times the sum of (A) the product of (i) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period multiplied by (ii) one twelfth plus (B) the product of (i) the aggregate Principal Balance of the Subsequent Receivables sold to the Issuer during such Collection Period multiplied by (ii) the number of days during that Collection Period that the Subsequent Receivables were owned by the Issuer divided by 360.

      “Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, Lockbox Agreement, Underwriting Agreement, the Insurance Agreement, the Custodian Agreement, and other documents and certificates delivered in connection therewith.

      “Business Day” means any day other than a Saturday, a Sunday, legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas or New York City, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

      “Capitalized Interest Account” means the account designated as such, established and maintained pursuant to Section 5.2.

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      “Capitalized Interest Account Initial Deposit” means $2,708,168.00 deposited on the Closing Date.

      “Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

      “Certificateholder” means the Person in whose name the Certificate is registered.

      “Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, or the Class A-4 Notes, as the context requires.

      “Class A-1 Notes” has the meaning assigned to such term in the Indenture.

      “Class A-2 Notes” has the meaning assigned to such term in the Indenture.

      “Class A-3 Notes” has the meaning assigned to such term in the Indenture.

      “Class A-4 Notes” has the meaning assigned to such term in the Indenture.

      “Closing Date” means November 17, 2005.

      “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Spread Account Agreement.

      “Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

      “Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

      “Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.

      “Collection Period” means, with respect to the first Distribution Date, the period beginning on the close of business on November 9, 2005 and ending on the close of business on November 30, 2005. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning on the close of business on the last day of the second preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

      “Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

      “Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Issuer and the Insurer and its assigns describing certain characteristics of the Receivables as of the Initial Cutoff Date or with respect to any Subsequent Receivables, the related Subsequent Cutoff Date, as appropriate.

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      “Contract” means a motor vehicle retail installment sale contract or promissory note.

      “Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.

      “Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and (ii) with respect to the Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: WSS/Structured Finance Services, AmeriCredit 2005-D-A.

      “Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

      “Custodian” means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

      “Custodian Agreement” means any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

      “Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit under a Dealer Agreement or pursuant to a Dealer Assignment.

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      “Dealer Agreement” means any agreement between a Dealer and AmeriCredit relating to the acquisition of Receivables from a Dealer by AmeriCredit.

      “Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit.

     “Deficiency Notice” shall have the meaning set forth in Section 5.5.

     “Delivery” when used with respect to Trust Account Property means:

     (a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

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     (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause(b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

      (d) with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

      “Depositor” shall mean the Seller in its capacity as Depositor under the Trust Agreement.

      “Determination Date” means, with respect to any Collection Period the second Business Day preceding the Distribution Date in the next calendar month and with respect to the first Distribution Date, December 2, 2005.

      “Distribution Date” means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing December 6, 2005.

      “Draw Date” means, with respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

      “Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

      “Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and (ii) such depository institutions’ deposits are insured by the FDIC.

      “Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

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     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

      (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

     (d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa and having been approved by the Insurer;

     (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

     (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

     (h) cash denominated in United States dollars.

     Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

      “FDIC” means the Federal Deposit Insurance Corporation.

      “Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the December 6, 2006 Distribution Date, (ii) the Class A-2 Notes, the November 6, 2008 Distribution Date, (iii) the Class A-3 Notes, the December 6, 2010 Distribution Date and (iv) the Class A-4 Notes, the November 6, 2012 Distribution Date.

      “Financed Vehicle” means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

      “Fitch” means Fitch Inc., or its successor.

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      “Force-Placed Insurance” has the meaning ascribed thereto in Section 4.4 hereof.

      “Funding Period” means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs and (c) February 14, 2006.

      “Initial Cutoff Date” means November 9, 2005.

      “Initial Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

      “Initial Receivables” means the Receivables conveyed to the Trust on the Closing Date.

      “Indenture” means the Indenture dated as of November 9, 2005, between the Issuer and JPMorgan Chase Bank, N.A., as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

      “Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      “Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

      “Insurance Agreement” means the Insurance Agreement, dated as of November 17, 2005, among the Insurer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Trust, the Seller, the Servicer, the Custodian, the Backup Servicer and AmeriCredit, as the same may be amended or supplemented from time to time.

      “Insurance Agreement Event of Default” means an “Insurance Agreement Event of Default” as defined in the Insurance Agreement.

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      “Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

      “Insured Amount” means (i) for any Distribution Date, an amount equal to the excess, if any of (a) the Scheduled Payments (as such term is defined in the Policy) for such Distribution Date minus (b) sum, without duplication and in each case to the extent available to pay such Scheduled Payments in accordance with the priorities set forth herein and in the Indenture, of (w) all Available Funds for the related Collection Period plus (x) Additional Funds Available, if any, for such Distribution Date plus (y) all other funds on deposit in the Collection Account, the Lockbox Account, the Spread Account and any other Trust Account that are available for payment of Scheduled Payments on such Distribution Date plus (z) any other amounts available pursuant to the Basic Documents to pay the related Scheduled Payments on such Distribution Date, and (ii) with respect to any Preference Payment Date (as such term is defined in the Policy), the related Preference Amount (as such term is defined in Section 6.2(a)).

      “Insurer” means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto, as issuer of the Note Policy.

      “Insurer Default” means the occurrence and continuance of any of the following events:

     (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

     (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

      (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

      “Insurer Optional Deposit” means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of an Insured Payment (as defined in the Note Policy), to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Additional Funds Available for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

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      “Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date. In the case of the first Distribution Date, the Interest Period shall be 19 days for all Classes of Notes.

      “Interest Rate” means, with respect to (i) the Class A-1 Notes, 4.3436% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes, 4.75% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iii) the Class A-3 Notes, 4.87% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the Class A-4 Notes, 5.02% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

      “Investment Earnings” means, with respect to any date of determination and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such date.

      “Issuer” means AmeriCredit Automobile Receivables Trust 2005-D-A.

      “Letter Agreement” means the Letter Agreement dated as of November 17, 2005 among the Insurer, the Seller, the Trust, AmeriCredit, AmeriCredit Corp. and JPMorgan Chase Bank, N.A..

      “Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

      “Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation by the Registrar of Titles of the applicable state which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of such state which confirmation may be maintained by a third-party servicer.

      “Liquidated Receivable” means, with respect to any Collection Period, a Receivable (i) as to which 90 days have elapsed since the Servicer repossessed the Financed Vehicle provided however, that in no case shall 10% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) as to which the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) as to which 10% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

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      “Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy), and, with respect to a Sold Receivable, the related Sale Amount.

      “Lockbox Account” means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

      “Lockbox Agreement” means the Tri-Party Remittance Processing Agreement, dated as of November 9, 2005, by and among AmeriCredit, JPMorgan Chase Bank, N.A., and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

      “Lockbox Bank” means a depository institution named by the Servicer and acceptable to the Controlling Party.

      “Mandatory Redemption Date” means the earlier of (i) the Distribution Date in the month following the month in which the last day of the Funding Period occurs or (ii) the Distribution Date in March 2006.

      “Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

      “Monthly Capitalized Interest Amount” means in the case of the Distribution Dates occurring in December 2005, January 2006, February 2006 and March 2006, an amount equal to the difference between (i) the product of (x) a fraction the numerator of which is the actual number of days elapsed in the related Interest Period or in the case of the final subsequent transfer date, the number of days from and including the previous Distribution Date to, but excluding the final Subsequent Transfer Date and the denominator of which is 360, (y) the weighted average of the Interest Rate for each Class of Notes and (z) the Pre-Funded Amount as of the prior Distribution Date, or in the case of the December 2005 Distribution Date as of the Closing Date and (ii) the sum of the Pre-Funding Earnings and Investment Earnings on amounts on deposit in the Capitalized Interest Account for such Distribution Date.

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      “Monthly Extension Rate” means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments are extended during the related Collection Period and the denominator of which is the aggregate Principal Balance of Receivables as of the immediately preceding Accounting Date.

      “Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; current Insurance Policy expiration date; and past due late charges.

      “Moody’s” means Moody’s Investors Service, or its successor.

      “Net Liquidation Proceeds” means, with respect to a Liquidated Receivable Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

      “Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1.

      “Note Majority” means a majority by principal amount of the Noteholders.

      “Note Policy” means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

      “Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

      “Note Prepayment Amount” means, as of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Noteholders’ pro rata share (based on the respective current outstanding principal amount of each Class of Notes) of the Pre-Funded Amount as of such Distribution Date; provided, that if the aggregate remaining amount in the Pre-Funding Account is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal amount of the Class of Notes then entitled to receive distributions of principal.

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      “Noteholders’ Accelerated Principal Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

      “Noteholders’ Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

      “Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for the Class for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

      “Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class. Interest on the Class A-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period. Interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      “Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for all other Classes of Notes on the basis of a 360-day year consisting of twelve 30-day months.

      “Noteholders’ Monthly Principal Distributable Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Principal Distributable Amount.

      “Noteholders’ Parity Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to all reductions in such aggregate principal balance from sources other than (i) the Spread Account and (ii) the Note Policy over (y) the sum of the Pool Balance and the Pre-Funded Amount at the end of the prior calendar month.

      “Noteholders’ Percentage” means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the principal amount of the Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the principal amount of the Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Notes that remain unpaid immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount; and

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(iii) relating to any other Distribution Date, 0%.

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount and any outstanding Noteholders’ Principal Carryover Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date and the Noteholders’ Principal Carryover Amount, if any, as of the close of the preceding Distribution Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders’ Principal Carryover Amount as of such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

“Noteholders’ Remaining Parity Deficit Amount” means, with respect to any Distribution Date, the Noteholders’ Parity Deficit Amount for such Distribution Date minus any reduction in the aggregate principal balance of the Notes made on such Distribution Date with funds withdrawn from the Spread Account.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is satisfactory in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

“Original Pool Balance” means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Subsequent Cutoff Dates.

“Other Conveyed Property” means the Initial Other Conveyed Property and the Subsequent Other Conveyed Property.

“Overfunded Capitalized Interest Amount” means:

     With respect to the December 2005 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) the lesser of (x) 1.50% and (y) the weighted average of each Interest Rate less the actual interest rate on Eligible Investments, (iii) 90 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on November 30, 2005.

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     With respect to the January 2006 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) the lesser of (x) 1.50% and (y) the weighted average of each Interest Rate less the actual interest rate on Eligible Investments, (iii) 60 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on December 31, 2005.

     With respect to the February 2006 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) the lesser of (x) 1.50% and (y) the weighted average of each Interest Rate less the actual interest rate on Eligible Investments, (iii) 30 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on January 31, 2006.

     With respect to the March 2006 Distribution Date, the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date).

      “Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

      “Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

      “Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      “Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

      “Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

      “Pre-Funded Amount” means, with respect to any date of determination, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $521,248,622.73.

      “Pre-Funding Account” has the meaning specified in Section 5.1.

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      “Pre-Funding Earnings” means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

      “Preliminary Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(a), substantially in the form of Exhibit C.

      “Prepayment Amount” means the amount deposited in the Collection Account from the Pre-Funding Account on the Mandatory Redemption Date pursuant to Section 5.7(a)(ii) hereof.

      “Principal Balance” means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable.

      “Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

      “Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (v) of Section 5.7(b) hereof minus the Pre-Funded Amount.

      “Purchase Agreement” means the Purchase Agreement between the Seller and AmeriCredit, dated as of November 9, 2005, pursuant to which the Seller acquired the Initial Receivables, as such Agreement may be amended from time to time.

      “Purchase Amount” means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

      “Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c), or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

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      “Rating Agency” means Moody’s, Standard & Poor’s and Fitch. If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

      “Rating Agency Condition” means, with respect to any action, that each of Moody’s and Standard & Poor’s shall have been given 10 days’ (or such shorter period as shall be acceptable to each of Moody’s and Standard & Poor’s) prior notice thereof and that each of Moody’s and Standard & Poor’s shall have notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes, without taking into account the presence of the Note Policy.

      “Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

      “Receivables” means the Initial Receivables listed on Schedule A attached hereto and the Subsequent Receivables listed on Schedule A to each Subsequent Transfer Agreement (which Schedules may be in the form of microfiche or a disk).

      “Receivable Files” means the documents specified in Section 3.3.

      “Record Date” means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Indenture.

      “Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

      “Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to the product of (x) the difference between (i) 100% and (ii) the “Overcollateralization Amount” (as defined in the Spread Account Agreement), as the same may step down over time in accordance with the terms of the Spread Account Agreement (which difference will initially equal 87%) and (y) the Pool Balance as of the end of the prior calendar month.

      “Requisite Amount” has the meaning specified in the Spread Account Agreement.

      “Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’ s knowledge of and familiarity with the particular subject.

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      “Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

      “Schedule of Receivables” means the schedule of all motor vehicle retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A, as shall be amended to reflect the transfer of Subsequent Receivables to the Trust (which Schedule may be in the form of microfiche or a disk).

      “Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.

      “Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

      “Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

      “Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

      “Servicer” means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

      “Servicer Termination Event” means an event specified in Section 9.1.

      “Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(b), substantially in the form of Exhibit B.

      “Servicing Fee” has the meaning specified in Section 4.8.

      “Servicing Fee Rate” means 2.25% per annum.

      “Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

      “Sold Receivable” means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c) hereof.

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      “Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

      “Spread Account Agreement” means the Spread Account Agreement dated as of November 9, 2005, among the Insurer, the Issuer, the Trustee, the Trust Collateral Agent and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

      “Spread Account Claim Amount” means with respect to any Determination Date, after taking into account the application on the related Distribution Date of the Available Funds for the related Collection Period, an amount equal to the sum of, without duplication, (i) any shortfall in the payment of the full amounts described in clauses (i) through (iv) of Section 5.7(b) herein, (ii) the Noteholders’ Parity Deficit Amount, if any, for such Distribution Date and (iii) if the related Distribution Date is the Final Scheduled Distribution Date of any Class, any remaining outstanding principal balance of such Class, to the extent that such amount is available on the related Distribution Date in accordance with the terms of the Spread Account Agreement; provided, however, that following an acceleration of the Notes pursuant to Section 5.2 of the Indenture, the Spread Account Claim Amount shall equal the excess, if any, of (i) the amounts payable pursuant to priorities First through Fourth of Section 5.6(a) of the Indenture on the Distribution Date minus (ii) the Available Funds for such Distribution Date, to the extent that such amounts are available on the related Distribution Date in accordance with the terms of the Spread Account Agreement.

      “Spread Account Claim Date” means, with respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

      “Spread Account Initial Deposit” means an amount equal to 2.0% of the aggregate principal balance of the Receivables on the Initial Cutoff Date (which is equal to $19,000,029.78).

      “Standard & Poor’s” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., or its successor.

      “Step-Down Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Distributable Amount” is distributed as principal on the Notes).

      “Subsequent Cutoff Date” means the date specified in the related Subsequent Transfer Agreement; provided, however, that such date shall be on or before the related Subsequent Transfer Date.

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      “Subsequent Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.2(a)(ii) through (a)(ix) of this Agreement and the related Subsequent Transfer Agreement.

      “Subsequent Purchase Agreement” means an agreement by and between the Seller and AmeriCredit pursuant to which the Seller will acquire Receivables to be transferred by the Seller to the Issuer as Subsequent Receivables, substantially in the form of Exhibit A to the Purchase Agreement.

      “Subsequent Receivables” means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

      “Subsequent Spread Account Deposit” means, with respect to each Subsequent Transfer Date, an amount equal to the lesser of (i) 2.0% of the aggregate principal balance of Subsequent Receivables as of the related Subsequent Cutoff Date and (ii) the amount necessary to cause the Requisite Amount to be on deposit in the Spread Account, in each case transferred to the Trust on such Subsequent Transfer Date from amounts released from the Pre-Funding Account.

      “Subsequent Transfer Agreement” means the agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

      “Subsequent Transfer Date” means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

      “Substitution of Collateral Criteria” means AmeriCredit’s written criteria for substitution of collateral as delivered by AmeriCredit to the Insurer on or before the Closing Date, as amended by revisions to such criteria as may be delivered by AmeriCredit to the Insurer upon request.

      “Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

      “Third-Party Lender” means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit pursuant to an Auto Loan Purchase and Sale Agreement.

      “Third-Party Lender Assignment” means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit.

      “Titled Third-Party Lender” means a Third-Party Lender having a short term debt rating of at least A-1/P-1 from Standard & Poor’s and Moody’s, respectively, that has agreed to assist AmeriCredit or any successor servicer, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender has assigned its full interest therein to AmeriCredit and is listed as first lienholder or secured party on the Lien Certificate relating to such Financed Vehicle.

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      “Trigger Event” has the meaning assigned thereto in the Spread Account Agreement.

      “Trust” means the Issuer.

      “Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

      “Trust Accounts” has the meaning assigned thereto in Section 5.1.

      “Trust Agreement” means the Trust Agreement dated as of October 25, 2005, between the Seller and the Owner Trustee, as amended and restated as of November 9, 2005, as the same may be amended and supplemented from time to time.

      “Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

      “Trust Officer” means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

      “Trust Property” means the property and proceeds conveyed pursuant to Section 2.1 and Section 2.2, together with certain monies paid on or after the Initial Cutoff Date in the case of the Initial Receivables, and the Subsequent Cutoff Date, in case of the Subsequent Receivables, the Note Policy, the Lockbox Account, the Trust Accounts (including all Eligible Investments therein and proceeds therefrom), and certain other rights under this Agreement.

      “Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

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      “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

     SECTION 1.2. Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

     (d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

     SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to, whether now owned or existing or hereafter acquired or arising:

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(a) the Initial Receivables and all moneys received thereon after the Initial Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Initial Receivables;

(d) any proceeds from any Initial Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller’s rights under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(h) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) all proceeds and investments with respect to items (a) through (h).

SECTION 2.2. Conveyance of Subsequent Receivables

(a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer’s delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.9(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to whether now owned or existing or hereinafter acquired:

(i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement and all moneys received thereon after the Subsequent Cutoff Date;

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(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

(iii) any proceeds and the right to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

(iv) any proceeds from any Subsequent Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(v) all rights under any Service Contracts on the related Financed Vehicles:

(vi) the related Receivable Files;

(vii) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the Seller’s rights under each of the Subsequent Purchase Agreements, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cutoff Date;

(viii) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii); and

(ix) all proceeds and investments with respect to items (i) through (viii).

(b) The Seller shall transfer to the Issuer the Subsequent Receivables and the Subsequent Other Conveyed Property only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i) the Seller shall have provided the Trust Collateral Agent, the Owner Trustee, the Insurer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

(ii) the Seller shall have delivered to the Owner Trustee and the Trust Collateral Agent a duly executed Subsequent Transfer Agreement and Subsequent Purchase Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

(iii) the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

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(iv) as of each Subsequent Transfer Date, (A) neither AmeriCredit nor the Seller shall be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) neither AmeriCredit nor the Seller shall intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of AmeriCredit or the Seller, as the case may be, shall not constitute unreasonably small capital to carry out its business as conducted;

(v) the Funding Period shall not have terminated;

(vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates) as such information is provided to the Trust Collateral Agent by the Servicer: (A) the remaining term of each Receivable transferred to the Trust shall not be greater than 72 months; (B) the original term of each Receivable transferred to the Trust shall not be more than 72 months; (C) not more than 50% of the Receivables transferred to the Trust (calculated by aggregate Principal Balance) has an original term to maturity of 72 months; (D) each Receivable had a remaining Principal Balance of at least $250 and not more than $80,000; (E) each of the Receivables has an Annual Percentage Rate of at least 1% and not more than 33%; (F) the weighted average APR of the Receivables transferred to the Trust shall not be less than 16.75%, unless, with the prior consent of the Rating Agencies and the Insurer, the Seller increases the Spread Account Initial Deposit with respect to the Subsequent Receivables by the amount required by the Insurer; (G) none of the Receivables transferred to the Trust was more than 30 days past due; (H) no funds have been advanced by AmeriCredit, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Receivable transferred to the Trust to qualify under clause (G) above; (I) not more than 35% of the Aggregate Principal Balance shall have Obligors whose mailing addresses are in Texas and California; (J) each Obligor had a billing address in the United States as of the date of origination of the Receivables transferred to the Trust, is a natural person and is not an Affiliate of any party to this Agreement; (K) each Receivable transferred to the Trust is denominated in, and each Contract provides for payment in, United States dollars; (L) each Receivable transferred to the Trust is identified on the Servicer’s master servicing records as an automobile installment sales contract or installment note; (M) each Receivable transferred to the Trust arises under a Contract which is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under this Agreement, including, without limitation, its right to review the Contract; (N) each Receivable transferred to the Trust arises under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred and (O) any variation in the overall composition or characteristics of the Initial Receivables and the pool of Receivables as a whole after giving effect to the transfer of the Subsequent Receivables on such Subsequent Transfer Date shall not be material;

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     (vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date and each of the conditions under the Subsequent Purchase Agreement will have been satisfied or waived as provided therein;

     (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

     (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first priority perfected security interest of the Trust Collateral Agent in the Collateral;

     (x) no selection procedures adverse to the interests of the Noteholders or the Insurer shall have been utilized in selecting the Subsequent Receivables;

     (xi) for federal income tax purposes, the addition of any such Subsequent Receivables shall not cause the Notes to fail to qualify as indebtedness or cause the Issuer to be characterized as an association (or publicly traded partnership) taxable as a corporation;

     (xii) the Seller shall have delivered (A) to the Rating Agencies and the Insurer Opinions of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinions of Counsel delivered to the Rating Agencies and the Insurer on the Closing Date and (B) to the Trust Collateral Agent the Opinion of Counsel required by Section 12.2(h)(1);

     (xiii) Standard & Poor’s shall have confirmed in writing to the Trust Collateral Agent that the rating on the Notes shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust;

     (xiv) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust and the Insurer shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval;

     (xv) the Seller shall simultaneously transfer or cause to be transferred the Subsequent Spread Account Deposit to the Trust Collateral Agent with respect to the Subsequent Receivables transferred on such Subsequent Transfer Date; and

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     (xvi) the Seller shall have delivered to the Insurer and the Trust Collateral Agent an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7.

     SECTION 2.3. Further Encumbrance of Trust Property.

     (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1 and Section 2.2, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

     (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

     (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

     (d) The Trust Collateral Agent shall, at such time as there are no Notes or Certificates outstanding and all sums due to (i) the Trustee pursuant to the Indenture, (ii) the Insurer pursuant to the Insurance Agreement and (iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Seller.

     SECTION 2.4. Intention of the Parties.

     It is the intention of the Seller that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property pursuant to Section 2.1 and Section 2.2 (or any Subsequent Transfer Agreement) from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller and the Issuer, the transfer and assignment contemplated hereby is held by a court of competent jurisdiction not to be a sale, this Agreement or any Subsequent Transfer Agreement shall constitute a grant of a security interest by the Seller to the Issuer in the property referred to in Section 2.1 and Section 2.2 for the benefit of the Noteholders and the Insurer, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law.

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ARTICLE III

The Receivables

     SECTION 3.1. Representations and Warranties of Seller.

     The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

     SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer, the Backup Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Insurer are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

     In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Trust Collateral Agent, Collateral Agent and the officers, directors, agents and employees thereof, the Insurer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

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     (b) Pursuant to Section 2.1 and Section 2.2 of this Agreement, the Seller conveyed to (or will convey to) the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement, any Subsequent Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is or will be valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement or any Subsequent Purchase Agreement. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

     SECTION 3.3. Custody of Receivable Files.

     (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of November 9, 2005, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date in the case of the Initial Receivables and as of the Subsequent Transfer Date in the case of the Subsequent Receivables:

     (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable); and

     (ii) The Lien Certificate (when received), and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit (or a Titled Third-Party Lender) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor, showing AmeriCredit (or a Titled Third-Party Lender) as secured party.

     (b) If the Trust Collateral Agent is acting as the Custodian pursuant to Section 8 of the Custodian Agreement, the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in the Custodian Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2 , 4.2 or 4.7.

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ARTICLE IV

Administration and Servicing of Receivables

     SECTION 4.1. Duties of the Servicer.

     The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

     The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicer’s customary practices as reflected in the Servicing Policies and Procedures attached hereto as Schedule C.

     The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable (x) following a partial prepayment of principal, in accordance with its customary procedures or (y) following the Obligor’s reinstatement based on local laws or (B) may direct the Issuer to sell the Receivables pursuant to Section 4.3 hereof, if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

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     (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 4.2(b) hereof) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

     (i) The aggregate period of all extensions on a Receivable shall not exceed eight months;

     (ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

     (iii) The average Monthly Extension Rate for any three consecutive calendar months shall not exceed 4%; and

     (iv) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing).

     With respect to clause (iii) of this Section 4.2(c), in the event the average of the Monthly Extension Rates calculated with respect to three consecutive calendar months exceeds 4% (which information shall be set forth in the related Servicer’s Certificate), the Servicer shall, on the third such Accounting Date, purchase from the Trust the Receivables with respect to which payment had been extended (starting with the Receivables most recently so extended) in an aggregate Principal Balance equal to the product of (i) the difference between such average of Monthly Extension Rates and 4% and (ii) the Aggregate Principal Balance, and pay the related Purchase Amount on the related Determination Date; provided, however, that in the event the Backup Servicer shall be acting as Servicer hereunder, the foregoing sentence shall apply only in respect of Receivables as to which payments had been extended by such Backup Servicer.

     (d) The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to notify or direct any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Deposit Account.

     Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor’s bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time, the Lockbox Bank is unable to directly debit an Obligor’s bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

     Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent, the Insurer and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

     In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

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     (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than the second Business Day after receipt thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.

     (f) AmeriCredit shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable state law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing AmeriCredit to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer; (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced and (vii) the substitution complies with the Substitution of Collateral Criteria; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (v) inclusive, shall not be applicable. So long as the Note Policy is outstanding, AmeriCredit shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

     SECTION 4.3. Realization upon Receivables.

     (a) In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

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     (b) If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

     (c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the aggregate number of Receivables sold to the Issuer on the Initial Cutoff Date and on each Subsequent Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders or the Insurer. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables directly to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

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     SECTION 4.4. Insurance.

          (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

           (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

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     (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

     (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

     (e) The Servicer will cause itself and may cause the Trust Collateral Agent to be named as named insured under all policies of Collateral Insurance.

     SECTION 4.5. Maintenance of Security Interests in Vehicles.

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     (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, rerecording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that it is acting in its capacity as Servicer as agent of the Trust, as to Lien Certificates on which AmeriCredit (or a Titled Third-Party Lender) is designated as the secured party.

     (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent.

     AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit and the Trust Collateral Agent hereby accepts such appointment.

     SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

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(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders and the Insurer.

(b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

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     SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 1, 2 or 3 of the Custodian Agreement or in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however,that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or 4.6 which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Insurer, the Noteholders, the Owner Trustee, the Backup Servicer or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Collateral Agent, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 1.0% of the Aggregate Principal Balance as of the 180th day after the Closing Date or the Subsequent Transfer date as applicable, in which case AmeriCredit shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 1.0% of the Aggregate Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date or the Subsequent Transfer Date as applicable. This section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent and/or the Backup Servicer.

     SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Insurer and all other fees and expenses of the Owner Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Backup Servicer, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the Backup Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

     SECTION 4.9. Preliminary Servicer’s Certificate and Servicer’s Certificate.

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     (a) No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer, and each Rating Agency a Preliminary Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, all information necessary to enable the Trust Collateral Agent to give any notice required by Section 5.5(b) and to make the distributions required by Sections 5.7(a) and 5.7(b).

     (b) No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency a Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5 and to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Backup Servicer to verify the items specified in Section 4.13, (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders and the Insurer required by Section 5.10, and (v) all information necessary to enable the Trust Collateral Agent to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.10. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer’s Certificate shall also contain the following information: (a) the Delinquency Ratio, Monthly Extension Rate and Cumulative Net Loss Ratio (as such terms are defined herein or in the Spread Account Agreement) for the related Collection Period; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event

     (a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, beginning on October 31, 2006, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate (which period shall not be less than six months)) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

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     (b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

     SECTION 4.11. Annual Independent Accountants’ Report. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, beginning on October 31, 2006, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Securities and Exchange Commission for AmeriCredit Corp., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) upon request of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer or the Insurer, to issue an acknowledgement to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

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     SECTION 4.13. Monthly Tape. No later than the second Business Day after each Distribution Date, the Servicer will deliver to the Trust Collateral Agent, the Insurer and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 (the “Monthly Tape”). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to confirm that such tape, diskette or other electronic transmission is in readable form and confirm the Pool Balance. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer or any successor Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

     SECTION 4.14. [Reserved].

     SECTION 4.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

ARTICLE V

Trust Accounts; Distributions;
Statements to Noteholders

     SECTION 5.1. Establishment of Trust Accounts.

     (a) (i) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

     (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

     (iii) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held by the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Pre-Funding Account shall initially be established with the Trust Collateral Agent.

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     (b) Funds on deposit in the Collection Account, the Note Distribution Account, the Pre-Funding Account and the Capitalized Interest Account (collectively, the “Trust Accounts”) and the Lockbox Accounts shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date (except that if such Eligible Investments are obligations of the institution that maintains such Trust Account or a fund for which such institution or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, custodian and/or sub-custodian, then such Eligible Investment may be permitted to mature on the Distribution Date). Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are required to be invested overnight. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.

     (c) All investment earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) on each Distribution Date by the Trust Collateral Agent in such Trust Account, and any loss resulting from such investments shall be charged to such Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

     (d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (d) of the definition of Eligible Investments.

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     (f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and the Insurer and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

     (ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

     (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

    (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

     (C) the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

     (D) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

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     (E) any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

     (F) any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

     (g) The Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

     SECTION 5.2. Capitalized Interest Account

     (a) The Servicer shall cause the Trust Collateral Agent to establish and maintain an Eligible Deposit Account (the “Capitalized Interest Account ”) with the Trust Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Insurer.

     On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

     (b) (i) On the Distribution Dates occurring in December 2005, January 2006, February 2006 and March 2006, the Trust Collateral Agent shall withdraw at the written direction of the Servicer from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date and deposit such amount in the Collection Account as further provided in Section 5.7.

     (ii) On the Distribution Dates occurring in December 2005, January 2006 and February 2006, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Capitalized Interest Account and pay the Seller on such Distribution Date an amount equal to the Overfunded Capitalized Interest Amount for such Distribution Date. On the Distribution Date on or immediately following the end of the Funding Period, the Overfunded Capitalized Interest Amount shall be remitted by the Trust Collateral Agent to the Seller. Upon any such distribution to the Seller, the Noteholders, the Certificateholders and the Insurer will have no further rights in, or claims to, such amount.

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     SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Insurer has not received evidence satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice in writing to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were collected in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

     SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

     With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

     All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(b).

     SECTION 5.5. Withdrawals from Spread Account In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there is a Spread Account Claim Amount then on the Spread Account Claim Date immediately preceding the related Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, a written notice (a “Deficiency Notice”) specifying the Spread Account Claim Amount for such Distribution Date and the Insured Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Spread Account Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

     Any Deficiency Notice shall be delivered by 12:00 noon, Eastern time, on the second Business Day preceding such Distribution Date.

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     (b) In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there shall be an Accelerated Payment Amount Shortfall with respect to the related Distribution Date, then on the Business Day preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Insurer and the Servicer, by hand delivery or facsimile transmission, an Accelerated Payment Shortfall Notice. Such Accelerated Payment Shortfall Notice shall direct the Collateral Agent to remit such Accelerated Payment Amount Shortfall to the Trust Collateral Agent (to the extent of funds available to be distributed in the Spread Account) for deposit in the Collection Account on the related Distribution Date. Any Accelerated Payment Shortfall Notice shall be delivered by 2:00 p.m. Eastern time, on the Business Day preceding such Distribution Date.

     (c) The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice or Accelerated Payment Shortfall Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6 for application on the related Distribution Date pursuant to Section 5.7.

     SECTION 5.6. Additional Deposits.

     (a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables. On or before each Distribution Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

     (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

     SECTION 5.7. Distributions.

     (a) No later than 11:00 a.m. New York time on each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Preliminary Servicer’s Certificate delivered on the relate d Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Preliminary Servicer’s Certificate for such Distribution Date:

     (i) During the Funding Period, from the Capitalized Interest Account to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date; and

     (ii) If such Distribution Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre-Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

     (b) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Preliminary Servicer’s Certificate delivered with respect to the related Determination Date) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

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     (i) from the Available Funds, to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period and (3) any amounts specified in Section 5.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3 and to the extent not retained by the Servicer and to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables and, to any successor Servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

     (ii) from the Available Funds, to each of the Lockbox Banks, the Trustee, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor servicer) and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses and indemnities have not been previously paid by the Servicer and provided that such fees, expenses and indemnities shall not exceed (w) $100,000 in the aggregate in any calendar year to the Owner Trustee and (x) $200,000 in the aggregate in any calendar year to the Lockbox Banks, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Trustee);

     (iii) from the Available Funds to the Note Distribution Account, the Noteholders’ Interest Distributable Amount;

     (iv) from the Available Funds, to the Insurer, the Premium (as defined in the Insurance Agreement);

     (v) from the Available Funds to the Note Distribution Account, the Noteholders’ Principal Distributable Amount;

     (vi) from the Available Funds, to the Insurer, to the extent of any amounts owing to the Insurer under the Insurance Agreement and not paid;

     (vii) from the Available Funds, to the Spread Account, an amount, if necessary, required to increase the amount therein to its then required level;

     (viii) from the Available Funds and other amounts, if any, received by the Trust Collateral Agent in respect of the Accelerated Payment Amount Shortfall, to the Note Distribution Account, the Noteholders’ Accelerated Principal Amount; and

     (ix) from Available Funds, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing, or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

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     (c) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available in accordance with the priorities set forth in Section 5.7(b) or as may be directed by the Insurer in writing with respect to that portion of the Additional Funds Available constituting Insurer Optional Deposits and the Trustee shall deposit in the Note Distribution Account any Insured Payments (as defined in the Note Policy) due on such Distribution Date, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in Section 5.8(a) hereof or Section 5.6 of the Indenture, as applicable.

     (d) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

     SECTION 5.8. Note Distribution Account.

     (a) On each Distribution Date (based solely on the information contained in the Preliminary Servicer’s Certificate) the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

     (i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

     (ii) any Note Prepayment Amount, shall be distributed to the Holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes based upon the pro rata share as represented by the relative outstanding principal amount of each Class of Notes; provided, that if the aggregate remaining amount in the Pre-Funding Account is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal amount of the Class of Notes then entitled to receive distributions of principal;

     (iii) to the payment of amounts due and unpaid on the Notes for principal in the following priority:

     (1) to the Holders of the Class A-1 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

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     (2) to the Holders of the Class A-2 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-2 Notes has been reduced to zero; (3) to the Holders of the Class A-3 Notes, with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-3 Notes has been reduced to zero; and (4) to the Holders of the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes is reduced to zero.

     (b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder and to the Insurer the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.10 hereof on such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

     (d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

     (e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

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     SECTION 5.9. Pre-Funding Account.

     (a) On the Closing Date, the Trust Collateral Agent will deposit, on behalf of and at the written direction of the Seller, in the Pre-Funding Account $521,248,622.73 from the proceeds of the sale of the Notes.

     (b) On each Subsequent Transfer Date, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Pre-Funding Account an amount equal to 92.5% of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and, upon satisfaction of the conditions set forth in this Agreement with respect to such transfer, (i) to deposit in the Spread Account an amount equal to the related Subsequent Spread Account Deposit and (ii) to distribute the balance of the amount withdrawn from the Pre-Funding Account to or upon the order of the Seller.

     (c) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account.

     SECTION 5.10. Statements to Noteholders.

     (a) On or prior to each Distribution Date, the Trustee shall provide each Noteholder of record (with a copy to the Insurer and the Rating Agencies) a statement setting forth at least the following information as to the Notes to the extent applicable:

     (i) the amount of such distribution allocable to principal of each Class of Notes;

     (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

     (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy;

     (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

     (v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

     (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

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     (vii) the Noteholders’ Interest Carryover Amount and the Noteholders’ Principal Carryover Amount;

     (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

     (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer in such period;

     (x) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount, if any;

     (xi) the aggregate Sale Amounts for Sold Receivables, if any, that were sold by the Issuer in such period; and

     (xii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and will be passed through as principal to Noteholders.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

     (b) The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.10(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.jpmorgan.com/sfr or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s Corporate Trust Office at (877) 722-1095. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.10(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

     SECTION 5.11. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

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ARTICLE VI

The Note Policy

     SECTION 6.1. Claims Under Note Policy.

     (a) In the event that the Servicer’s Certificate with respect to any Determination Date states that there is an Insured Amount, the Trustee will furnish to the Insurer no later than 12:00 noon New York City time on the related Determination Date a completed Notice (as attached as a form to the Note Policy) specifying the amount of the Insured Amount, provided, that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon, New York City time, on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Policy, it will be deemed not to have been received for purposes of making such claim, and the Insurer will promptly so advise the Trustee in writing and the Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Policy, it will be deemed to have been timely received on the Business Day of such resubmission; provided, that if such notice is received after 12:00 noon, New York City time, it shall be deemed to be received before 12:00 noon, New York City time, on the following Business Day.

     (b) Any notice delivered by the Trustee to the Insurer pursuant to Section 6.1(a) will specify the Insured Amount claimed under the Note Policy and will constitute a “Notice” under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trustee the Insured Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the related Insured Amount is due for payment under the Indenture or (ii) the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice, appropriately completed and executed by the Trustee; provided, that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon, New York City time, on the following Business Day. The Trustee will deposit amounts paid by the Insurer pursuant to a claim submitted under this Section 6.1 into the Note Distribution Account for payment to Holders (as defined in the Note Policy) on the related Distribution Date (or, if funds are received from the Insurer after the related Distribution Date, for payment to Holders promptly after such receipt). Any payment made by the Insurer under the Note Policy will be applied solely to the payment of the Notes, and for no other purpose. Amounts payable in respect of any Insured Amounts due under the Note Policy, unless otherwise stated therein, will be distributed by the Insurer to, or at the direction of, the Trustee, by wire transfer of immediately available funds. The Insurer’s payment obligations under the Note Policy with respect to particular Insured Amounts will be discharged to the extent funds equal to the applicable Insured Amounts are paid by the Insurer to, or at the direction of, the Trustee in accordance with the Trustee’s request, whether or not such funds are properly applied by the Trustee. Payment of Insured Amounts will be made only at the time set forth in the Note Policy, and no accelerated Insured Payments (as defined in the Note Policy) will be made except to the extent that the Insurer has specified an earlier date for payment at its sole option. The Note Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation (as defined in the Note Policy), other than at the sole option of the Insurer, nor against any risk other than Nonpayment (as defined in the Note Policy), including failure of the Trustee to remit any Insured Amounts or Scheduled Payments due to Holders. Notwithstanding anything to the contrary set forth in the Note Policy, in no event will the aggregate amount paid by the Insurer thereunder exceed the Maximum Insured Amount (as defined in the Note Policy).

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     (c) The Trustee will (i) receive as attorney-in-fact of each Holder any Insured Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Insured Amounts disbursed by the Trustee from claims made under the Note Policy will not be considered payment by the Trust with respect to such Notes, and will not discharge the obligations of the Trust with respect thereto. The Insurer will, upon any payment pursuant to the Note Policy, in furtherance and not in limitation of its equitable right of subrogation and its rights under the Insurance Agreement, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of any Holders to receive any and all amounts due in respect of the Insured Obligations as to which such payment was made. The Insurer will be a co-beneficiary of the Trustee’s lien under the Indenture. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trustee will assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar will note the Insurer’s rights as subrogee upon the register of Holders. The foregoing subrogation will in all cases be subject to the rights of the Holders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

     (d) The Trustee and the Trust Collateral Agent will keep a complete and accurate record of all funds deposited into the Note Distribution Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer will have the right to inspect such records at reasonable times upon one Business Day’s prior notice to the Trustee.

     (e) Only the Trustee on behalf of the Holders will entitled to make a claim for Insured Amounts under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

SECTION 6.2. Preference Claims Under Note Policy.

     (a) In the event that the Trustee has received a certified copy of a final, nonappealable order of an appropriate court or other body exercising jurisdiction that any interest on or principal of the Notes which has become due for payment under the Indenture or this Agreement, the nonpayment of which would have been covered by the Note Policy, and which was made to a Holder by or on behalf of the Issuer has been

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deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to Title 11 of the United States Code in accordance with an Order (such amount, a “Preference Amount”), the Trustee will so notify the Insurer, will comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and will, at the time it provides notice to the Insurer, notify Holders by mail that, in the event that any Holder’s payment is so recoverable, such Holder will be entitled to payment pursuant to the terms of the Note Policy. The Insurer will pay any Preference Amount when due to be paid pursuant to an Order (as defined below), but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Holder is required to return such Preference Amount paid during the term of the Note Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or such Holder (the “Order”), (ii) an opinion of counsel satisfactory to the Insurer that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee and such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, and (v) a Notice appropriately completed and executed by the Trustee in the form attached as Exhibit B to the Note Policy; provided, that (I) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received before 12:00 noon, New York City time, on the following Business Day and (II) the Insurer will not be obligated to pay any Preference Amount in respect of principal (other than the Noteholders’ Remaining Parity Deficit Amount) prior to the Final Scheduled Distribution Date for the relevant class of Notes. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder directly, unless the Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee, or as directed by the Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Notes (calculated at the Interest Rate for the relevant class of Notes) accrued as of the last day of the applicable interest accrual period with respect to the Notes and will not, in any event, include any interest on the Notes accrued after such date or any interest on such interest amount; provided, further, that in no event will the Insurer be obligated to make any payment (i) in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount (as defined in the Note Policy) or (ii) prior to the time the Insurer would have been required to pay an Insured Amount pursuant to Section 3 of the Note Policy.

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     (b) The Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any distribution made with respect to the Notes (a “Note Preference Claim”). Each Noteholder, by its purchase of Notes, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

     SECTION 6.3. Surrender of Note Policy. The Trustee shall surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

ARTICLE VII

The Seller

     SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee, Collateral Agent, Trust Collateral Agent and Backup Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

     (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

     (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

     (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

     (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

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     (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

     (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

     (h) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

     (i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

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     (j) Chief Executive Office. The chief executive office of the Seller is at 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119.

SECTION 7.2. Corporate Existence.

     (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

     (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

     (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

     (iii) the Seller shall hold such appropriate meetings of its Board of Directors, or adopt resolutions pursuant to a unanimous written consent of the Board of Directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

     (iv) the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates; and

     (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s length basis.

     SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

     (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Insurer, the Trustee, Backup Servicer, the Collateral Agent and the Trust Collateral Agent and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

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     (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, Backup Servicer, the Collateral Agent, the Insurer and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

     (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer respectively.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Backup Servicer, the Collateral Agent or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Trustee and the Insurer an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

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     SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director, officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

     SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

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     (a) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

     (b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

     (c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

     (d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

     (e) Binding Obligation. This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

     (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

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     (h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.2. Liability of Servicer and Backup Servicer; Indemnities.

     (a) The Servicer (in its capacity as such) and the Backup Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer or the Backup Servicer, as applicable, and the representations made by the Servicer or the Backup Servicer, as applicable.

     (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

     (c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same;

     The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same; and

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     (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Collateral Agent, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     (e) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, Trust Collateral Agent, the Backup Servicer or the Collateral Agent.

     (f) AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent or the Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence.

     (g) The Backup Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Trustee, the Servicer, the Insurer or the Noteholders by reason of, the breach of this Agreement by the Backup Servicer, the violation of federal or state securities laws by the Backup Servicer, the negligence, misfeasance, or bad faith of the Backup Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     (h) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid solely from the Spread Account in accordance with the terms of the Spread Account Agreement.

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     (i) When the Trustee, the Trust Collateral Agent, the Collateral Agent or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

     (a) AmeriCredit shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Controlling Party, and, if an Insurer Default shall have occurred and be continuing, shall be an eligible servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, Trustee, Backup Servicer and Collateral Agent, the Rating Agencies and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

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     (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 8.4. Limitation on Liability of Servicer, Backup Servicer and Others.

     (a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Trust Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller and the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, Trust Collateral Agent, the Collateral Agent, the Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

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     (c) The parties expressly acknowledge and consent to JPMorgan Chase Bank, N.A., acting in the possible dual capacity of Backup Servicer or replacement Servicer and in the capacity as Trust Collateral Agent. JPMorgan Chase Bank, N.A., may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by JPMorgan Chase Bank, N.A., of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by JPMorgan Chase Bank, N.A..

     SECTION 8.5. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of the Servicer with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. The Servicer also may at any time perform through subcontractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AmeriCredit or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer, the Trustee and the Backup Servicer. Notwithstanding the foregoing AmeriCredit, as the Servicer, may delegate its duties hereunder and under any other Basic Document with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.5 shall relieve the Servicer of its responsibility with respect to such duties.

     SECTION 8.6. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an eligible servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an eligible servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal, (ii) the Backup Servicer may resign with the written consent of the Insurer, and (iii) if JPMorgan Chase Bank, N.A., resigns as Trustee under the Indenture it will no longer be the Backup Servicer.

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ARTICLE IX

Default

     SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

     (a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

     (b) Failure by the Servicer to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer’s Certificate by the first Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.3(a);

     (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Noteholder);

     (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

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     (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

     (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

     (g) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default occurs; or

     (h) A claim is made under the Note Policy.

     SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent, (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer’s expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

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     SECTION 9.3. Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6; (i) the Backup Servicer (unless the Controlling Party shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer, in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trust Collateral Agent or a Note Majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

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     (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or with respect to the Backup Servicer, such other compensation as agreed to by the Insurer and the Backup Servicer in writing. If any successor Servicer is appointed as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer; provided, however, it being understood and agreed that the Insurer shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. The Backup Servicer shall not be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein.

     (d) Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors. In the event that the Backup Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with the priorities set forth in Section 5.7 hereof or, to the extent not paid therefrom, from the Spread Account in accordance with Section 3.03 of the Spread Account Agreement.

     SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Rating Agencies.

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     SECTION 9.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE X

Termination

     SECTION 10.1. Optional Purchase of All Receivables.

     (a) Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes, and amounts due and unpaid to the Insurer under the Insurance Agreement. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust.

     (b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

     (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

     (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

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ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

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(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Section 5.1(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however,that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s, if applicable, necessary to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however,that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation Forms 1099. All tax returns will be signed by the Seller or its owner.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Insurer, the Owner Trustee and the Trustee of the proposed action and the Insurer and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

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     (E) the removal of the Trustee or the Trust Collateral Agent.

     (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     (f) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

     SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Insurer at any time during normal business hours.

     SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Insurer from time to time such additional information regarding the Collateral as the Issuer and the Insurer shall reasonably request.

ARTICLE XII

Miscellaneous Provisions

     SECTION 12.1. Amendment.

     (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee, the Insurer and the Trustee, adversely affect in any material respect the interests of any Noteholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer.

     This Agreement may also be amended from time to time by the parties hereto, with the consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby; provided, further, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

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     The Trust Collateral Agent shall furnish written notification of the substance of any such amendment or consent (i) to the Rating Agencies prior to the execution of such amendment or consent and (ii) to each Noteholder promptly after the execution of such amendment or consent.

     It shall not be necessary for the purpose of obtaining the consent of the Controlling Party with respect to this Section for such Controlling Party to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by the Controlling Party or the Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s, the Backup Servicer’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     (b) Notwithstanding anything to the contrary contained in Section 12.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Spread Account, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

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     SECTION 12.2. Protection of Title to Trust.

     (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

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(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee, the Backup Servicer or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h) The Servicer shall deliver to the Insurer, the Owner Trustee and the Trustee:

(1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, electronically delivered or mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to AFS SenSub Corp., 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119., Attention: Chief Financial Officer (b) in the case of the Servicer to AmeriCredit Financial Services, Inc., 801

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Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (d) in the case of the Trustee, the Collateral Agent or the Trust Collateral Agent, at the Corporate Trust Office, (e) in the case of the Insurer, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Structured Finance Department–ABS, with a copy to the attention of Michael Babick, Vice President (in each case in which notice or other communication to the Insurer refers to a claim on the Note Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and shall be marked to indicate “URGENT MATERIAL ENCLOSED”); (f) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (g) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com, or, for any information not available in electronic format, to Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group; and (h) in the case of Fitch, to One State Street Plaza, 32nd Floor, New York, New York 10004, Attention: Asset Backed Securities Group, Auto ABS. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

     SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than a majority of the principal amount of the outstanding Notes).

     SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Insurer, and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

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     SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

     SECTION 12.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trustee.

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     (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer and in no event shall JPMorgan Chase Bank, N.A., have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     (c) In no event shall JPMorgan Chase Bank, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

     SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 12.15. Benefits of Sale and Servicing Agreement. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Sale and Servicing Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Sale and Servicing Agreement so long as no Insurer Default shall have occurred and be continuing.

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     SECTION 12.16. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

[Remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES
TRUST 2005-D-A

By: WILMINGTON TRUST COMPANY, not in
        its individual capacity but solely as Owner
         Trustee on behalf of the Trust.

By: /s/ Anita E. Dallago
        Name: Anita E. Dallago
        Title: Senior Financial Services Officer

AFS SENSUB CORP., Seller,

By: /s/ Sheli Fitzgerald
        Name: Sheli Fitzgerald
        Title: Vice President, Structured Finance

AMERICREDIT FINANCIAL SERVICES, INC., Servicer,

By: /s/ Susan B. Sheffield
        Name: Susan B. Sheffield
        Title: Senior Vice President, Structured Finance

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JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely as Backup Servicer

By: /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

Acknowledged and accepted by

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely as Trust Collateral Agent and as Trustee

By: /s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

[Sale and Servicing Agreement]

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SCHEDULE A

   SCHEDULE OF RECEIVABLES

[On file with AmeriCredit, the Trustee and Dewey Ballantine LLP]

Sch-A-1

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SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

      1.  Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit, (ii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment or (iii) by a Third-Party Lender and purchased by AmeriCredit from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with AmeriCredit and was validly assigned by such Third-Party Lender to AmeriCredit pursuant to a Third-Party Lender Assignment (B) was originated by AmeriCredit, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s, the Dealer’s or the Third-Party Lender’s business, in each case was originated in accordance with AmeriCredit’s credit policies and was fully and properly executed by the parties thereto, and AmeriCredit, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where AmeriCredit, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

     2.  Fraud or Misrepresentation. Each Receivable was originated (i) by AmeriCredit, (ii) by a Dealer and was sold by the Dealer to AmeriCredit, or (iii) by a Third-Party Lender and was sold by the Third-Party Lender to AmeriCredit, and was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Dealer or Third-Party Lender or AmeriCredit in any case.

     3.  Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

Sch-B-1

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4. Origination. Each Receivable was originated in the United States.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. At the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

8. Schedules of Receivables. The information set forth in the Schedules of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable.

9. Marking Records. By the Closing Date or Subsequent Transfer Date, as applicable, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Seller by the Servicer and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

12. Chattel Paper. The Receivables constitute “chattel paper” within the meaning of the UCC as in effect in the States of Texas, New York, Delaware and Nevada.

13. One Original. There is only one original executed copy of each Receivable.

14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains a fully executed original of the Receivable and the original Lien Certificate or a copy of the application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

Sch-B-2

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     15.  Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

     16.  Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities.

     17.  Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement or Subsequent Transfer Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

     18.  Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit (or a Titled Third-Party Lender which first priority security interest has been assigned to AmeriCredit) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or Subsequent Transfer Date, as applicable, and will show AmeriCredit (or a Titled Third-Party Lender) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AmeriCredit has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing AmeriCredit, the Issuer or a Titled Third-Party Lender, as applicable, as first lienholder has been applied for and any Titled Third-Party Lender’s security interest has been validly assigned by the Titled Third-Party Lender to AmeriCredit and AmeriCredit’s security interest (assigned by AmeriCredit to the Seller pursuant to the Purchase Agreement) has been validly assigned by the Seller to the Trust pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

Sch-B-3

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     19.  All Filings Made. All filings (including, without limitation, UCC filings) (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

     20.  No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

     21.  Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to AmeriCredit with respect to such Receivable.

     22.  No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

     23.  No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, no Financed Vehicle had been repossessed.

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24. Insurance. At the time of an origination of a Receivable by AmeriCredit or a purchase of a Receivable by AmeriCredit from a Dealer or Third-Party Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable.

25. Past Due. At the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, no Receivable was more than 30 days past due.

26. Remaining Principal Balance. At the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, the Principal Balance of each Receivable set forth in the Schedules of Receivables is true and accurate in all material respects.

27. Certain Characteristics of Initial Receivables.

(A) Each Initial Receivable had a remaining maturity, as of the Initial Cutoff Date, of not more than 72 months.

(B) Each Initial Receivable had an original maturity, as of the Initial Cutoff Date, of not more than 72 months.

(C) Not more than 50% of the Initial Receivables (calculated by aggregate Principal Balance) has an original term to maturity of 72 months.

(D) Each Initial Receivable had a remaining Principal Balance as of the Initial Cutoff Date of at least $250 and not more than $80,000.

(E) Each Initial Receivable has an Annual Percentage Rate of at least 1% and not more than 33%.

(F) The Initial Receivables’ weighted average Annual Percentage Rate is not less than 16.75%.

(G) No Initial Receivable was more than 30 days past due as of the Initial Cutoff Date.

(H) No funds have been advanced by AmeriCredit, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Initial Receivable to qualify under clause (G) above.

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     (I)    Not more than 35% of the Obligors related to the Initial Receivables reside in Texas and California (based on the Obligor’s mailing address as of the Initial Cutoff Date).

      (J)    Each Obligor had a billing address in the United States as of the date of origination of the Initial Receivables, is a natural person and is not an Affiliate of any party to this Agreement.

     (K)    Each Initial Receivable is denominated in, and each Contract provides for payment in, United States dollars.

     (L)    Each Initial Receivable is identified on the Servicer’s master servicing records as an automobile installment sales contract or installment note.

     (M)   Each Initial Receivable arises under a Contract which is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract.

     (N) Each Initial Receivable arises under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.

     28.  Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the “simple interest” method, the “Rule of 78’s” method or the “precomputed interest” method.

     29.  Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Account.

     30.  Consumer Leases. No Receivable constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

     31.  Perfection. The Seller has taken all steps necessary to perfect its security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Trust to maintain the Trust’s perfection of the security interest created by each Receivable in the related Financed Vehicle.

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SCHEDULE C

SERVICING POLICIES AND PROCEDURES
Note: Applicable Time Periods Will Vary by State

Compliance with state collection laws is required of all AmeriCredit Collection Personnel. Additionally, AmeriCredit has chosen to follow the guidelines of the Federal Fair Debt Collection Practices Act (FDCPA).

The Collection Process

AmeriCredit mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.	All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B.	The CACS segregates accounts into two major groups: loans 5-45 days delinquent and those over 45 days delinquent.

C.	Loans delinquent up to 45 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D.	Loans up to 45 days delinquent are transferred to the Concerto system (AmeriCredit’s predictive dialing system). The system automatically dials the phone number related to a delinquent account for all accounts that have good phone numbers. When a connection is made, the account is then routed to the next available account representative.

E.	Loans without good phone numbers are called manually, through the CACS system, or in a preview dialer campaign.

F.	All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent – this includes the use of collection letters. Collection letters may be utilized between 5th and 25th days of delinquency.

G.	When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H.	When an account exceeds 45 days delinquent, the loan is assigned to a 46+ collection team which will continue the collection effort until resolution. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I.	CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

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Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.	Proper authorities are notified (if applicable).

B.	An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C.	Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D.	Written request to the originating dealer for all refunds due for dealer adds is made.

E.	Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F.	After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A.	The account is contractually current or will be brought current with the due date change.

B.	Due date changes cannot exceed the total of 30 days over the life of the contract.

C.	The first installment payment has been paid in full.

D.	Only one due date change in a twelve month period.

An Officer must approve any exceptions to the above stated policy.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties, with management approval.

A.	Without prior approval, minimum of six payments have been made on the account and a minimum of six payments have been made since the most recent deferment (if any).

B.	The account will be brought current with the deferment, but not paid ahead, without management approval.

C.	A deferment fee is collected on all transactions.

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D. No more than eight total payments may be deferred over the life of the loan, without management approval.

An Officer must approve any exceptions to the above stated policy.

Charge-Offs

It is AmeriCredit’s policy that any account that is not successfully recovered by 120 days delinquent is submitted to an Officer for approval and charge-off.

It is AmeriCredit’s policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Collections on charged-off accounts are continued internally and/or assigned to third party collection agencies for deficiency balances.

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EXHIBIT A

SUBSEQUENT TRANSFER AGREEMENT

     Transfer No. ______________ of Subsequent Receivables pursuant to a Sale and Servicing Agreement dated as of November 9, 2005, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC. a Delaware corporation (the “Servicer”) and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as the backup servicer (the “Backup Servicer”) and trust collateral agent (the “Trust Collateral Agent”).

W I T N E S S E T H:

     WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

     WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

     NOW, THEREFORE, the Issuer, the Seller and the Servicer hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

     “Subsequent Cutoff Date” shall mean, with respect to the Subsequent Receivables conveyed hereby, _______________ , 200_.

     “Subsequent Transfer Date” shall mean, with respect to the Subsequent Receivables conveyed hereby, _____________, 200_.

     2. Schedule of Receivables. Attached hereto as Schedule A is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

     3. Conveyance of Subsequent Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller of $ _________ the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

     (a) the Subsequent Receivables and all moneys received thereon, on and after the Subsequent Cutoff Date;

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(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Subsequent Receivables from claim and the right to receive proceeds on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

(d) any proceeds with respect to the Subsequent Receivables repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Agreement and Sale Agreement;

(e) all rights under any Service Contracts on the related Finance Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Subsequent Purchase Agreement, including the Seller’s rights under the Subsequent Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Subsequent Purchase Agreement, on or after the Subsequent Cutoff Date;

(h) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents,

(d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) the proceeds of any and all of the foregoing.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Subsequent Receivables and the Subsequent Other Conveyed Property, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Subsequent Receivables and the Subsequent Other Conveyed Property shall not be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the parties hereto intend that the Seller shall have granted to the Issuer a security interest in all of the Seller's right, title and interest in and to the Subsequent Receivables and the Subsequent Other Conveyed Property conveyed pursuant to this Section 3, and that this Agreement shall constitute a security agreement under applicable law.

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     4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

     (a) Schedule of Representations. The representations and warranties relating to the Subsequent Receivables set forth on the Schedule of Representations attached as Schedule B to the Sale and Servicing Agreement are true and correct and the Seller has performed all obligations to be performed by it under the Sale and Servicing Agreement.

     (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

     (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Subsequent Receivables and the Subsequent Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Subsequent Receivables and the Subsequent Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

     (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Subsequent Receivables and the Subsequent Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

     (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Subsequent Receivables and the Subsequent Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

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     (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

     (h) Chief Executive Office. The chief executive office of the Seller is at 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada, 89119.

     (i) Principal Balance. The aggregate Principal Balance of the Subsequent Receivables listed on Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cutoff Date is $____________.

     (j) Seller’s Intention. The Subsequent Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time.

     5. Conditions Precedent. The obligation of the Issuer to acquire the Subsequent Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

     (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) to the Sale and Servicing Agreement shall have been satisfied.

     (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

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     6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-D-A

By: WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner
Trustee on behalf of the Trust.

By: _____________________________
Name:
Title:

AFS SENSUB CORP., Seller,

By: _____________________________
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC.,
Servicer,

By: ______________________________
Name:
Title:

Acknowledged and accepted by

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely
as Trust Collateral Agent

By: ________________________________
Name:
Title:

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Acknowledged and accepted by

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely
as Backup Servicer

By: _______________________________
        Name:
        Title:

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SCHEDULE A

SCHEDULE OF RECEIVABLES

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EXHIBIT B

SERVICER’S CERTIFICATE

AmeriCredit Automobile Receivables Trust 2005-D-A
Class A-1 4.3436% Asset Backed Notes
Class A-2 4.75% Asset Backed Notes
Class A-3 4.87% Asset Backed Notes
Class A-4 5.02% Asset Backed Notes
Servicer's Certificate

This Servicer's Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2005-D-A, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SENSUB Corp., as Seller, and JP Morgan Chase Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of November 9, 2005. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning: Monthly Period Ending: Prev. Distribution/Close Date: Distribution Date: Days of Interest for Period: Days in Collection Period: Months Seasoned:

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:		Class A-1	Class A-2	Class A-3	Class A-4	TOTAL
{1}	Original Note Balance	{1}

{2}	Preliminary End of period Note Balance	{2}

{3}	Deficiency Claim Amount	{3}

{4}	End of period Note Balance	{4}

{5}	Note Pool Factors {4} / {1}	{5}

II.	RECONCILIATION OF SPREAD ACCOUNT:

{6}	Preliminary End of period Spread Account balance	{6}

{7}	Priority First - Deficiency Claim Amount from preliminary certificate	{7}

{8}	End of period Spread Account balance	{8}

III.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Monthly

{9}	Original Number of Receivables	{9}

{10}	Beginning of period number of Receivables	{10}
{11}	Number of Subsequent Receivables Purchased	{11}
{12}	Number of Receivables becoming Liquidated Receivables during period	{12}
{13}	Number of Receivables becoming Purchased Receivables during period	{13}
{14}	Number of Receivables paid off during period	{14}

{15}	End of period number of Receivables	{15}

IV.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current

{16}	Weighted Average APR of the Receivables	{16}
{17}	Weighted Average Remaining Term of the Receivables	{17}
{18}	Weighted Average Original Term of Receivables	{18}
{19}	Average Receivable Balance	{19}
{20}	Aggregate Realized Losses	{20}

V.	DELINQUENCY:

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage

{21}	31-60 days	{21}
{22}	61-90 days	{22}
{23}	over 90 days	{23}

{24}	Receivables with Scheduled Payment delinquent more than 30 days at end of period	{24}

VI.	PERFORMANCE TESTS:

Delinquency Ratio
{25}	Receivables with Scheduled Payment delinquent more than 60 days ({22} + {23})	{25}

{26}	Beginning of period Principal Balance	{26}

{27}	Delinquency Ratio {25} divided by {26}	{27}

{28}	Previous Monthly Period Delinquency Ratio	{28}

{29}	Second previous Monthly Period Delinquency Ratio	{29}

{30}	Average Delinquency Ratio ({27} + {28} + {29}) / 3	{30}

{31}	Compliance (Delinquency Test Failure is a Delinqunecy Ratio equal to or greater than 4.25%.)	{31}

Cumulative Net Loss Rate
{32}	Receivables becoming Liquidated Receivables during period	{32}

{33}	Purchased Receivables with Scheduled Payment delinquent more than 30 days at end of period	{33}

{34}	Liquidation Proceeds collected during period	{34}

{35}	Net Losses during period {32} + {33} + {34}	{35}

{36}	Net Losses since Initial Cut-off Date (Beginning of Period)	{36}

{37}	Original Pool Balance	{37}

{38}	Cumulative Net Loss Rate ({35} + {36}) / {37}	{38}

{39}	Compliance (Net Loss Test Failure is a Net Loss Rate equal to or greater than 2.13%.)	{39}

Extension Rate
{40}	Principal Balance of Receivables extended during current period	{40}

{41}	Beginning of Period Aggregate Principal Balance	{41}

{42}	Extension Rate {40} divided by {41}	{42}

{43}	Previous Monthly Extension Rate	{43}

{44}	Second previous Monthly Extension Rate	{44}

{45}	Average Extension Rate ({42} +{43} +{44}) / 3	{45}

{46}	Compliance (Extension Test Failure is an Extension Rate equal to or greater than 4.00%.)	{46}

By:
Name:
Title:
Date:

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EXHIBIT C

PRELIMINARY SERVICER’S CERTIFICATE

AmeriCredit Automobile Receivables Trust 2005-D-A
Class A-1 4.3436% Asset Backed Notes
Class A-2 4.75% Asset Backed Notes
Class A-3 4.87% Asset Backed Notes
Class A-4 5.02% Asset Backed Notes
Preliminary Servicer's Certificate

This Servicer's Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2005-D-A, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SENSUB Corp., as Seller, and JP Morgan Chase Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of November 9, 2005. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning:					Original
Monthly Period Ending:	Purchases	Units	Cut-off Date	Closing Date	Pool Balance
Prev. Distribution/Close Date:	Initial Purchase
Distribution Date:	Sub. Purchase #1
Days of Interest for Period:	Sub. Purchase #2
Days in Collection Period:
Months Seasoned:	Total

I. MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance			{1}

{2}	Purchase of Subsequent Receivables			{2}

Monthly Principal Amounts

	{3}	Collections on Receivables outstanding at end of period	{3}	____________
	{4}	Collections on Receivables paid off during period	{4}	____________
	{5}	Receivables becoming Liquidated Receivables during period	{5}	____________
	{6}	Receivables becoming Purchased Receivables during period	{6}	____________
	{7}	Other Receivables adjustments	{7}	____________
	{8}	Less amounts allocable to Interest	{8}	____________

	{9}	Total Monthly Principal Amounts		{9}	____________

{10}	End of period Aggregate Principal Balance			{10}	____________

{11}	Pool Factor ( {10} / Original Pool Balance)			{11}

II.		MONTHLY PERIOD NOTE BALANCE CALCULATION:		Class A-1	Class A-2	Class A-3	Class A-4	TOTAL

	{12}	Original Note Balance	{12}

	{13}	Beginning of period Note Balance	{13}

	{14}	Noteholders' Principal Distributable Amount	{14}
	{15}	Noteholders' Accelerated Principal Amount	{15}
	{16}	Accelerated Payment Amount Shortfall	{16}
	{17}	Deficiency Claim Amount	{17}

	{18}	End of period Note Balance	{18}

	{19}	Note Pool Factors ( {18} / {12} )	{19}

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{20}	Beginning of period Pre-Funding Account balance	{20}

{21}	Purchase of Subsequent Receivables	{21}

{22}	Investment Earnings	{22}

{23}	Investment Earnings Transfer to Collections Account	{23}

{24}	Payment of Mandatory Prepayment Amount	{24}

{25}	Total Month Activity	{25}

{26}	End of period Pre-Funding Account balance	{26}

IV.	OVERCOLLATERALIZATION AMOUNT CALCULATION

{28}	Current Distribution Date Before May 2007?

{29}	If {28} is Yes, then Overcollateralization Amount 13%

{30}	If {28} is No, then refer to the following table		3mo Avg	Cumulative
		OC Amount	Delinquency Ratio	Net Loss Ratio

{31}	Overcollateralization Amount per Table if applicable

{32}	Overcollateralization Amount

V.	CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT

{27}	Total Monthly Principal Amounts	{27}

{28}	Required Pro-forma Note Balance	{28}

{29}	Pro Forma Note Balance ({13} - {9})	{29}

{30}	Step-down Amount (Max of 0 or ({28} - {29}))	{30}

{31}	Principal Distributable Amount ({27} - {30})	{31}

VI.	RECONCILIATION OF CAPITALIZED INTEREST ACCOUNT:

{32}	Beginning of period Capitalized Interest Account balance	{32}

{33}	Monthly Capitalized Interest Amount	{33}

{34}	Investment Earnings	{34}

{35}	Investment Earnings Transfer to Collections Account	{35}

{36}	Payment of Overfunded Capitalized Interest Amount	{36}

{37}	Payment of Remaining Capitalized Interest Account	{37}

{38}	Total Monthly Activity	{38}

{39}	End of period Capitalized Interest Account balance	{39}

VII.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
	{40}	Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{40}

	{41}	Liquidation Proceeds collected during period	{41}

	{42}	Purchase Amounts deposited in Collection	{42}

	{43}	Investment Earnings - Collection Account	{43}

	{44}	Investment Earnings - Transfer From Prefunding Account	{44}

	{45}	Investment Earnings - Transfer From Capitalized Interest Account	{45}

	{46}	Collection of Supplemental Servicing - Extension Fees	{46}

	{47}	Collection of Supplemental Servicing - Repo and Recovery Fees Advanced	{47}

	{48}	Collection of Supplemental Servicing - Late Fees	{48}

	{49}	Monthly Capitalized Interest Amount	{49}

	{50}	Mandatory Note Prepayment Amount	{50}

	{51}	Total Available Funds	{51}

Distributions:
{52}	Base Servicing Fee - to Servicer	{52}

{53}	Repo and Recovery Fees - reimbursed to Servicer	{53}

{54}	Bank Service Charges - reimbursed to Servicer	{54}

{55}	Late Fees - to Servicer	{55}

{56}	Backup Servicing Fees	{56}

	Noteholders' Interest Distributable Amount

		Beginning	Interest	Interest			Calculated
	Class	Note Balance	Carryover	Rate	Days	Days Basis	Interest

{57}	Class A - 1			4.34360%		Actual days/360		{57}

{58}	Class A - 2			4.75000%		30/360		{58}

{59}	Class A - 3			4.87000%		30/360		{59}

{60}	Class A - 4			5.02000%		30/360		{60}

{61}	Security Insurer Premiums - to Ambac							{61}

Noteholders' Principal Distributable Amount

		Principal	Principal	Excess	Mandatory	Total
	Class	Distributable	Carryover	Principal Due	Note Prepayment	Principal

{62}	Class A - 1						{62}

{63}	Class A - 2						{63}

{64}	Class A - 3						{64}

{65}	Class A - 4						{65}

{66}	Total distributions						{66}

{67}	Excess Available Funds (or Deficiency Claim Amount )	{67}

{68}	Any Remaining Amounts owed to Ambac under the Insurance Agreement	{68}

{69}	Deposit to Spread Account to Increase to Required Level	{69}

{70}	Noteholders' Accelerated Principal Amount	{70}

{71}	Deposit to Spread Account	{71}

VIlI.	CALCULATION OF ACCELERATED PRINCIPAL AMOUNT

{72}	Excess Available Funds ({67})	{72}

{73}	Pro Forma Note Balance ({13} - {9})	{73}

{74}	Required Pro-forma Note Balance	{74}

{75}	Excess of Pro Forma Balance over Required Balance ({73} - {74})	{75}

{76}	Accelerated Principal Amount (lesser of {72} or {75})	{76}

IX.	CALCULATION OF ACCELERATED PAYMENT AMOUNT SHORTFALL

{77}	Pro Forma Note Balance ({13} - {9})	{77}

{78}	Required Pro-forma Note Balance	{78}

{79}	Excess of Pro Forma Balance over Required Balance ({77} - {78})	{79}

{80}	Excess Available Funds ({67})	{80}

{81}	Accelerated Payment Amount Shortfall ({79} - {80})	{81}

X.	RECONCILIATION OF SPREAD ACCOUNT:

		Initial	Sub #1	Sub# 2	Total

{82}	Initial or Subsequent Spread Account Deposits

{83}	Beginning of period Spread Account balance		{83}

Additions to Spread Account
	{84}	Deposits from Collections Account ({69})	{84}

	{85}	Investment Earnings	{85}

	{86}	Deposits Related to Subsequent Receivables Purchases	{86}

	{87}	Total Additions	{87}

{88}	Spread Account balance available for withdrawals		{88}

Requisite Amount of Spread Account
	{89}	Initial Pool Balance times 2.0% [ ]	{89}

	{90}	If Level I Trigger exists then greater of 6.0% of Outstanding Pool Balance or 4.0% of Initial Pool Balance	{90}

	{91}	If Level II Trigger exists then 100% of Outstanding Pool Balance	{91}

	{92}	Requisite Amount of Spread Account (If no Level I nor Level II Trigger exist, {89} )	{92}

Withdrawals from Spread Account
	{93}	Spread Account Claim Amount	{93}
Any Amounts owed to the Trust Collateral Agent not paid from Collection Account
	{94}	Accelerated Payment Amount Shortfall = [ ]	{94}

	{95}	Accelerated Payment Amount Shortfall in Excess of Requisite Amount	{95}

	{96}	Costs of Maintaining Security Interest not paid by Servicer	{96}

	{97}	To any replacement servicer any accrued and unpaid replacement servicer fees, transition costs or additional compensation	{97}

	{98}	Any Amounts owed to the Insurer not paid from Collection Account	{98}

	{99}	Indemnification Amounts paid by the Servicer to the Backup Servicer	{99}

	{100}	Release to Servicer	{100}

	{101}	Total withdrawals	{101}

{102}	End of period Spread Account balance		{102}

XI.	CALCULATION OF OC LEVEL AND OC PERCENTAGE

	{103}	Aggregate Principal Balance	{103}

	{104}	End of period Note Balance	{104}

	{105}	Line {103} less line {104} (During Funding Period amount equal to zero)	{105}

	{106}	OC level {105} / {103}	{106}

	{107}	Ending Spread Balance as a percentage of Aggregate Principal Balance ({102}/{103})	{107}

	{108}	OC Percentage ({106} + {107})	{108}

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